UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2009

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10765	23-2077891
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PENNSYLVANIA 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Employment Agreement, dated as of December 27, 2007, by and between Universal Health Services, Inc. (the “Company”) and Alan B. Miller, the President, Chief Executive Officer and Chairman of the Company, provides that the annual long term incentive plan (“LTIP”) award to Mr. Miller will have a minimum value of $1,500,000 and at least $1,500,000 of such annual LTIP award will be in the form of restricted stock. On February 18, 2009, the Compensation Committee of the Board of Directors of the Company approved the issuance to Mr. Miller of restricted shares of the Company’s Class B Common Stock with a value of $2,225,000 (the “Award”) under the Company’s LTIP. The Award is based on a price of $40.51 per share, the closing price of shares of the Company’s Class B Common Stock, $.01 par value, on February 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL HEALTH SERVICES, INC.

By:	/s/ Alan B. Miller
Name:	Alan B. Miller
Title:	Chairman of the Board, President and Chief Executive Officer

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President and Chief Financial Officer

Date: February 19, 2009